Exhibit 99.1

CQENS and the Barker Group Announce Memorandum of Understanding

for Joint Technology, Tobacco, Hemp and CBD Initiatives

February 24, 2021 — CQENS Technologies Inc. (“CQENS” or the “Company”) and the Barker Group of Companies and affiliates (“Barker Group”), today announced that they have signed a non-binding memorandum of understanding (“MOU”) to cooperate and collaborate on a number of mutual business interests.

CQENS, headquartered in Minneapolis, MN with research and development facilities in Silicon Valley, CA, is the developer of intellectual property related to vaporizing and aerosolizing technologies and formulations suited to pulmonary delivery. Its innovative methods are designed to heat plant-based consumables to produce aerosols for the inhalation of the plant constituents without the accompanying byproducts of combustion. The Company has 51 US and international patents and pending patents. Recently, it has developed, produced and successfully tested a series of fully functional prototypes of its proprietary Heat not Burn (“HnB”) tobacco system.

The Barker Group is involved in the processing, manufacturing and distribution of tobacco from “seed through shelf,” principally in the US. From planting the seeds, through growing, processing, manufacturing, and finally placing the finished product on the shelf, the Barker Group has the necessary permits and facilities to support fully legal and regulatory compliant tobacco activity in the US. The Barker Group’s businesses have recently expanded to include hemp and CBD products. The Barker Group includes Cherokee Tobacco Company (“CTC”), the exclusive national distributor of Cherokee and Palmetto cigarettes, Cherokee and Arrowhead pipe tobacco, Cherokee and Virginia Heritage filtered cigars, the full line of Pure HempSmokes, Piedmont Blue CBD products, and AHP hemp pre-rolls. The Barker Group distributes its products to over 130,000 US retail locations.

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The parties have agreed to negotiate in good faith, collaborating on certain strategic initiatives, including the following:

●	To commercialize CQENS’ patented and patent-pending HnB technology by designing devices and consumables for Barker Group to manufacture and distribute exclusively in the US for tobacco, hemp/CBD and cannabis products where US laws and regulations permit;
●	To prepare and submit a Premarket Tobacco Authorization (PMTA) to the US FDA to enable the launch of the CQENS HnB system throughout the US; and
●	To expand the scope of the HnB marketing opportunities by also submitting a Modified Risk Tobacco Product (MRTP) application to the FDA in addition to the PMTA.

Additionally, the MOU provides for CQENS to license its technology to the Barker Group and for Barker to invest in CQENS, with terms and conditions yet to be finalized and subject to due diligence and customary closing conditions.

In a joint statement, Alexander Chong, Chairman and CEO of CQENS, and Jay Barker, CEO of the Barker Group’s companies, commented, “We’re excited to be able to expand the opportunities where tobacco, hemp/CBD and technology intersect and result in products intended to reduce harm and advance the protection of public health.”

Cautionary Statements Regarding Forward Looking Information

This MOU Background and Fact Sheet includes forward-looking statements that relate to future events and involve known and unknown risks, uncertainties and other factors that may cause these actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations. The initiatives outlined in this MOU Background and Fact Sheet are subject to negotiation of definitive terms regarding each such initiative, together with the execution and closing of multiple definitive agreements between the parties. In addition, certain initiatives outlined in this MOU Background and Fact Sheet are subject to compliance with multiple rules and regulations of the US FDA and the various states in which the to-be-developed products are to be sold. There are no assurances that the parties will enter into the definitive agreements or that any of the other initiatives discussed in the MOU will come to fruition. These forward-looking statements speak only as of the date of this MOU Background and Fact Sheet. Except for the Company’s ongoing obligations to disclose material information under US Federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

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